UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2011

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 1, 2011, the Louisiana Supreme Court (the "Supreme Court") rendered a decision in the litigation described under "Item 3. Legal Proceedings—Litigation Related to the Sale of Businesses—AmCareco Litigation" in Health Net, Inc.’s ("Health Net" or the "Company") Annual Report on Form 10-K for the year ended December 31, 2010. As described in such report, the litigation arose from the sale of three health plans by a former subsidiary of Health Net to AmCareco, Inc. ("AmCareco") in 1999. This litigation consisted of three separate cases tried simultaneously in Louisiana state court and resulted in judgments against Health Net that were immediately appealed. The Louisiana First Circuit Court of Appeal (the "Court of Appeal") reversed the trial court’s judgments, with the exception of a single breach of contract claim in the amount of $2 million. The plaintiffs sought review by the Supreme Court.

In its decision, the Supreme Court overturned the rulings of the Court of Appeal and reinstated the judgments for compensatory and punitive damages originally entered by the trial court, with only minimal revisions. Health Net is currently assessing its legal options as a result of the Supreme Court’s decision.

Health Net’s initial estimate of the compensatory and punitive damages and judicial interest to be paid as a result of the Supreme Court’s decision is approximately $180 million, calculated on a pre-tax basis, or $135 million, calculated on an after-tax basis.

As reported in the press release Health Net issued on February 1, 2011, Health Net’s expected GAAP earnings per diluted share for 2011 previously was at least $2.05. Although Health Net is assessing the impact of the Supreme Court’s decision on its guidance for 2011, as a result of the decision Health Net currently expects to reduce its expected GAAP earnings per diluted share for 2011 by at least $1.40. The Supreme Court’s decision will not affect Health Net’s expected earnings per diluted share from its combined Western Region Operations and Government Contracts segments for 2011. The current 2011 guidance for earnings per diluted share from these combined segments is at least $2.75.

Health Net currently expects to pay the damages resulting from the Supreme Court’s decision from its cash reserves, expected operating cash flow and/or available revolving debt borrowings. After paying for the damages, Health Net currently believes that expected cash flow from operating activities, existing cash reserves and other working capital will be adequate to allow Health Net to fund existing obligations, repurchase shares under its stock repurchase program, introduce new products and services, and continue to operate and develop health care-related businesses at least for the next 12 months.

CAUTIONARY STATEMENTS

All statements in this Current Report on Form 8-K, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words "believes," "anticipates," "plans," "expects," "may," "should," "could," "estimate," "intend" and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, health care reform, including the ultimate impact of the Affordable Care Act, which could materially adversely affect Health Net’s financial condition, results of operations and cash flows through, among other things, reduced revenues, new taxes, expanded liability, and increased costs (including medical, administrative, technology or other costs), or require changes to the ways in which Health Net does business; rising health care costs; continued slow economic growth or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; membership declines; unexpected utilization patterns or unexpectedly severe or widespread illnesses; rate cuts affecting Health Net’s Medicare or Medicaid businesses; costs, fees and expenses related to the post-closing administrative services provided under the administrative services agreements entered into in connection with the sale of Health Net’s Northeast business; potential termination of the administrative services agreements by the service recipients should Health Net breach such agreements or fail to perform all or a material part of the services required thereunder; any liabilities of the Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; litigation costs; regulatory issues with agencies such as the California Department of Managed Health Care, the Centers for Medicare and Medicaid Services and state departments of insurance, including the continued suspension of the marketing of and enrollment into Health Net’s Medicare products for a significant period of time, which could have a material adverse impact on Health Net’s Medicare business; operational issues; noncompliance by Health Net or Health Net’s business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the "Risk Factors" section included within Health Net’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and the risks discussed in the Company’s other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

April 4, 2011	By:	/s/ Angelee F. Bouchard

Name: Angelee F. Bouchard
Title: Senior Vice President, General Counsel and Secretary